AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS





May 14, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: ICN Pharmaceuticals, Inc. Registrations on Form S-8 (File No. 33-56971), Form S-4 (File No. 333-63721) and Form S-3 (File Nos. 333-10661 and 333-49665)


        We are aware that our report dated May 7, 1999, on our review of interim financial information of ICN Pharmaceuticals, Inc. for the three month period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the period then ended is incorporated by reference in the Registrations on Form S-8 (File No. 33-56971), Form S-4 (File No. 333-63721) and on Form S-3 (File Nos. 333-10661 and 333-49665). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Newport Beach, California